EXHIBIT 10.5

Execution Version

ADMINISTRATION AGREEMENT

This Administration Agreement, dated as of June 20, 2013, is made by and between TE Funding LLC, a Delaware limited liability company (the “Bond Issuer”), and The Toledo Edison Company, an Ohio corporation, as Administrator (the “Administrator”).

RECITALS

A. The Bond Issuer is issuing the Bonds pursuant to the Bond Indenture dated as of June 20, 2013 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the “Bond Indenture”). Capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Bond Indenture, between the Bond Issuer and U.S. Bank National Association, as Bond Trustee ( the “Bond Trustee”).

B. The Bond Issuer has entered into certain agreements in connection with the issuance of the Bonds, including (i) a Phase-In-Recovery Property Purchase and Sale Agreement dated as of June 20, 2013 (the “Sale Agreement”), between the Bond Issuer and The Toledo Edison Company, as Seller (in such capacity, the “Seller”), (ii) a Phase-In-Recovery Property Servicing Agreement dated as of June 20, 2013 (the “Servicing Agreement”), between the Bond Issuer and The Toledo Edison Company, as Servicer (in such capacity, the “Servicer”), (iii) an Underwriting Agreement dated as of June 12, 2013 (the “Underwriting Agreement”), among the FirstEnergy Ohio PIRB Special Purpose Trust 2013 (“the “Trust”), the Bond Issuer, CEI Funding LLC, OE Funding LLC, The Cleveland Electric Illuminating Company, Ohio Edison Company, The Toledo Edison Company and the Underwriters named therein, (iv) the Bond Indenture, (v) a Bond Purchase Agreement dated as of June 20, 2013 (the “Bond Purchase Agreement”) between the Bond Issuer and the Trust and (vi) a Fee and Indemnity Agreement dated as of June 20, 2013 (the “Fee Agreement”) among CEI Funding LLC, OE Funding LLC, U.S. Bank Trust National Association, as Delaware Trustee (the “Delaware Trustee”), U.S. Bank National Association, as Certificate Trustee, the Bond Issuer and the Trust. The Sale Agreement, the Servicing Agreement, the Underwriting Agreement, the Bond Indenture, the Bond Purchase Agreement and the Fee Agreement, all as amended or modified from time to time, are herein referred to collectively as the “Related Agreements.”

C. Pursuant to the Related Agreements, the Bond Issuer is required to perform certain duties in connection with the Bonds and the collateral therefor pledged pursuant to the Bond Indenture (the “Collateral”) and to maintain its existence and comply with applicable laws.

D. The Bond Issuer has no employees, other than its officers, and does not intend to hire any additional employees, and consequently desires to have the Administrator perform certain duties of the Bond Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Bond Issuer may from time to time request.

E. The Administrator has the capacity to provide the services and the facilities required hereby and is willing to perform such services and provide such facilities for the Bond Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

Duties of Administrator

Section 1.01 Appointment of Administrator: Acceptance of Appointment. The Bond Issuer hereby appoints the Administrator, and the Administrator hereby accepts such appointment, to perform the Administrator’s obligations pursuant to this Agreement on behalf of and for the benefit of the Bond Issuer in accordance with the terms of this Agreement and applicable law.

Section 1.02 Duties of the Administrator. The Administrator agrees to perform all its duties as Administrator hereunder in accordance with the terms of this Agreement and applicable law.

(a) The Administrator shall provide for the performance by the Bond Issuer of its obligations under each of the Related Agreements and shall prepare for execution by the Bond Issuer, or shall cause the preparation by other appropriate Persons (including third parties with respect to professional services, to the extent required or contemplated in accordance with the terms of this Agreement) of all such documents, reports, filings, instruments, notices, certificates and opinions as it shall be the duty of the Bond Issuer to prepare, file or deliver pursuant to the Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Bond Issuer to take pursuant to the Bond Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Bond Indenture (references are to sections of the Bond Indenture):

(i) the preparation of or obtaining of the documents and instruments required for authentication of the Bonds, if any, and delivery of the same to the Bond Trustee (Section 2.03) and such other actions on behalf of the Bond Issuer as are necessary for the issuance and delivery of the Bonds;

(ii) the duty to keep the Bond Register and to give the Bond Trustee notice of any appointment of a new Bond Registrar and the location, or change in location, of the Bond Register (Section 2.05);

(iii) the fixing or causing to be fixed of any special record date and the notification of each affected Bondholder with respect to special record dates, payment dates, and the amount of defaulted interest (plus interest on such defaulted interest) to be paid, if any (Section 2.08(c));

(iv) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.11);

(v) the duty to cause newly appointed Paying Agents, if any, to deliver to the Bond Trustee the instrument specified in the Bond Indenture regarding funds held in trust (Section 3.03);

(vi) the direction to Paying Agents to pay to the Bond Trustee all sums held in trust by such Paying Agents (Section 3.03);

(vii) the preparation and filing of all documents and instruments necessary to maintain the Bond Issuer’s existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless the Bond Issuer becomes, or any successor Bond Issuer under the Bond Indenture is or becomes, organized under the laws of any other State or of the United States of America, in which case the Administrator will prepare and file all documents and instruments necessary to maintain such Bond Issuer’s existence, rights and franchises under the laws of such other jurisdiction) (Section 3.04);

(viii) the obtaining and preservation of the Bond Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Bond Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral (Section 3.04);

(ix) the preparation of all supplements and amendments to the Bond Indenture, filings with the PUCO pursuant to the Statute, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Bond Indenture, necessary to protect the Collateral (Section 3.05);

(x) the obtaining of the Opinions of Counsel and the delivery of such Opinions of Counsel, in accordance with Section 3.06 of the Bond Indenture, as to the Collateral, and the annual delivery of the Officer’s Certificate and certain other statements, in accordance with Section 3.09 of the Bond Indenture, as to compliance with the Bond Indenture (Section 3.06 and 3.09);

(xi) the identification to the Bond Trustee in an Officer’s Certificate of any Person with whom the Bond Issuer has contracted to perform its duties under the Bond Indenture (Section 3.07(a));

(xii) the preparation and filing of all documents required under the Statute relating to the transfer of the ownership or security interest in the Phase-In-Recovery Property (Section 3.07(h));

(xiii) the annual preparation and delivery of an Officer’s Certificate to the Bond Trustee, the Certificate Trustee and the Rating Agencies as to compliance with conditions and covenants under the Bond Indenture (Section 3.09);

(xiv) the preparation and obtaining of documents and instruments required for the release of the Bond Issuer from its obligations under the Bond Indenture (Section 3.11(b));

(xv) the delivery of notice to the Bond Trustee and the Rating Agencies of each Event of Default and each default by the Servicer or Seller of its obligations under the Servicing Agreement or the Sale Agreement, respectively (Sections 3.07(c) and 3.20);

(xvi) the preparation of an Officer’s Certificate and Independent Certificate relating to (i) the satisfaction and discharge of the Bond Indenture under Section 4.01 of the Bond Indenture or (ii) the exercise of the Legal Defeasance Option or the Covenant Defeasance Option under Section 4.02 of the Bond Indenture (Sections 4.01 and 4.02);

(xvii) the furnishing to the Bond Trustee of (i) each Record Date and (ii) the names and addresses of Bondholders during any period when the Bond Trustee is not the Bond Registrar (Section 7.01);

(xviii) to the extent not required to be performed by the Servicer, the preparation and, after execution by the Bond Issuer, the Administrative Trustee or the Certificate Trustee (as the case may be), the filing with the Commission and any applicable state agencies, the rating agencies, the Bond Trustee and/or the certificate trustee of the annual reports, periodic reports, applications, certificates and other filings and of the information, documents, statements and other reports, including filings, statements and reports on behalf of the Trust pursuant to the Certificate Indenture, the Declaration of Trust or otherwise, required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries or copies, as necessary, to the Bondholders (Sections 3.07(g), 3.07(h) and 7.03);

(xix) the notification of the Bond Trustee if and when the Bonds are listed on any stock exchange (Section 7.04);

(xx) the opening of one or more segregated trust accounts in the Bond Trustee’s name, the preparation of Issuer Orders, and the obtaining of Opinions of Counsel and the taking of all other actions necessary with respect to investment and reinvestment of funds in the Collection Account (Section 8.02 and 8.03);

(xxi) the preparation of Issuer Requests and Officers’ Certificates and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Section 8.04 and 8.05);

(xxii) the preparation of Issuer Orders and the obtaining of Officers’ Certificates with respect to the execution of supplemental bond indentures (Sections 9.01 and 9.02);

(xxiii) the preparation of new Bonds conforming to any supplemental bond indenture (Section 9.04);

(xxiv) the preparation of all Officer’s Certificates and Independent Certificates with respect to any requests by the Bond Issuer to the Bond Trustee to take any action under the Bond Indenture (Section 11.01(a));

(xxv) the preparation and delivery of Officers’ Certificates for the release of property from the lien of the Bond Indenture (Section 11.01(b));

(xxvi) the notification of the Bond Trustee of any notice received by the Bond Issuer from the Bondholders (Section 11.04); and

(xxvii) the recording of the Bond Indenture, if applicable, and the obtaining of an Opinion of Counsel in connection therewith (Section 11.14).

(b) The Administrator shall also furnish the Bond Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Bond Issuer, including, without limitation, the following services:

(i) maintain at the facilities (referenced in Section 2.01 below) general accounting records of the Bond Issuer (the “Account Records”), subject to year-end audit, in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and arrange for year-end audits of the Bond Issuer’s financial statements by the Bond Issuer’s independent accountants;

(ii) prepare for execution by the Bond Issuer and cause to be filed such income, franchise or other tax returns of the Bond Issuer as shall be required to be filed by applicable law (the “Tax Returns”) and cause to be paid on behalf of the Bond Issuer from the Bond Issuer’s funds any taxes required to be paid by the Bond Issuer under applicable law;

(iii) prepare or cause to be prepared for execution by the Bond Issuer’s Managers minutes of the meetings of the Bond Issuer’s Managers and such other documents deemed appropriate by the Bond Issuer to maintain the separate limited liability company existence and good standing of the Bond Issuer (the “Company Minutes”) or otherwise required under the Related Agreements (together with the Account Records, the Tax Returns, the Company Minutes, the LLC Agreement, and the Certificate of Formation, the “Bond Issuer Documents”); and any other documents deliverable by the Bond Issuer thereunder or in connection therewith; and

(iv) hold, maintain and preserve at the facilities (or such other place as shall be required by any of the Related Agreements) executed copies (to the extent applicable) of the Bond Issuer Documents and other documents executed by the Bond Issuer thereunder or in connection therewith.

(c) To the full extent allowable under applicable law, the Administrator shall enforce each of the rights of the Bond Issuer under the Related Agreements;

(d) The Administrator shall provide for the defense, at the direction of the Bond Issuer’s Managers, of any action, suit or proceeding brought against the Bond Issuer or affecting the Bond Issuer or any of its assets.

Section 1.03 Additional Duties. (a) In addition to the duties of the Administrator set forth above, the Administrator shall (1) undertake such other administrative services as may be appropriate, necessary or requested by the Bond Issuer (including with respect to the Trust) and (2) provide such other services as are incidental to those set forth in Section 1.02 (in each case, including with respect to the Trust) or this Section 1.03 or as the Bond Issuer and Administrator may agree (including with respect to the Trust). Subject to Section 5.01 of this Agreement, and in accordance with the directions of the Bond Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral and the Related Agreements as are not covered by any of the foregoing provisions and as are expressly requested by the Bond Issuer and are reasonably within the capability of the Administrator.

(b) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator’s reasonable opinion, no less favorable to the Bond Issuer than would be available from unaffiliated parties.

(c) In providing the services under this Article I and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Bond Issuer which (i) the Bond Issuer is prohibited from taking under the Related Agreements, or (ii) would cause the Bond Issuer to be in violation of any federal, state or local law or the LLC Agreement.

(d) In performing its duties hereunder, the Administrator shall use the same degree of care and diligence that the Administrator exercises with respect to performing such duties for its own account and, if applicable, for others.

Section 1.04 Non-Ministerial Matters. (a) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless the Administrator shall have notified the Bond Issuer of the proposed action and the Bond Issuer shall have consented. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(i) the amendment of, or any supplement to, the Bond Indenture;

(ii) the initiation of any claim or lawsuit by the Bond Issuer and the compromise of any action, claim or lawsuit brought by or against the Bond Issuer (other than in connection with the collection of the Phase-In-Recovery Charge);

(iii) the amendment, change or modification of the Related Agreements;

(iv) the appointment of successor Bond Registrars, successor Paying Agents and successor Bond Trustees pursuant to the Bond Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Bond Registrar, Paying Agent or Bond Trustee of its obligations under the Bond Indenture; and

(v) the removal of the Bond Trustee.

(b) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and hereby agrees that it shall not, take any action that the Bond Issuer directs the Administrator not to take on its behalf.

ARTICLE II.

Facilities

Section 2.01 Facilities. During the term of this Agreement, the Administrator shall make available to or provide the Bond Issuer with such facilities and reasonable ancillary services as are necessary to conduct the business of the Bond Issuer and to comply with the terms of the Related Agreements. Such facilities shall include office space to serve as the principal place of business of the Bond Issuer. Initially such office space will be located at 76 South Main Street, Akron, Ohio 44308. All facilities provided to the Bond Issuer hereunder shall be provided without warranty of any kind.

ARTICLE III.

Compensation

Section 3.01 Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement, including the provision of facilities pursuant to Section 2.01, the Administrator shall be entitled to an annual fee of $9,748 payable in equal semiannual installments on each Payment Date as defined in Section 1.01 of the Bond Indenture. In addition, the Bond Issuer shall reimburse the Administrator for all filing fees and expenses, legal fees, fees of outside auditors and other out-of-pocket expenses incurred by the Administrator in the course of performing its duties hereunder. The Administrator’s compensation and other expenses payable hereunder shall be paid from the Collection Account pursuant to, and in accordance with, Section 8.02(e) of the Bond Indenture, and the Administrator shall have no recourse against the Bond Issuer for payment of such amounts other than in accordance with Section 8.02 of the Bond Indenture.

ARTICLE IV.

Additional Information

Section 4.01 Additional Information To Be Furnished to Bond Issuer. The Administrator shall furnish to the Bond Issuer from time to time such additional information regarding the Collateral as the Bond Issuer shall reasonably request.

ARTICLE V.

Miscellaneous Provisions

Section 5.01 Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Bond Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Bond Issuer, the Administrator shall have no authority to act for or represent the Bond Issuer in any way and shall not otherwise be deemed an agent of the Bond Issuer.

Section 5.02 No Joint Venture. Nothing contained in this Agreement shall (a) constitute the Administrator and the Bond Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) be construed to impose any liability as such on any of them or (c) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 5.03 Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Bond Issuer.

Section 5.04 Term of Agreement: Resignation and Removal of Administrator. (a) This Agreement shall continue in force for one year and one day after the retirement of all Bonds issued pursuant to the Bond Indenture.

(b) Subject to Sections 5.04(e) and 5.04(f), the Administrator may resign its duties hereunder by providing the Bond Issuer with at least 60 days prior written notice.

(c) Subject to Sections 5.04(e) and 5.04(f), the Bond Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days prior written notice.

(d) Subject to Sections 5.04(e) and 5.04(f), at the sole option of the Bond Issuer, the Administrator may be removed immediately upon written notice of termination from the Bond Issuer to the Administrator if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default is curable but cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Bond Issuer);

(ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Bond Issuer and the Bond Trustee within seven days after the happening of such event.

(e) No resignation or removal of the Administrator pursuant to this Section 5.04 shall be effective until (i) a successor Administrator shall have been appointed by the Bond Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

Section 5.05 Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 5.04(a) or the resignation or removal of the Administrator pursuant to Sections 5.04(b) or 5.04(c), respectively, the Administrator shall be entitled to be paid all fees accrued to it and expenses accrued by it in the performance of its duties hereunder through the date of such termination, resignation or removal, to the extent permitted under Article III. The Administrator shall forthwith upon such termination pursuant to Section 5.04(a) deliver to the Bond Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Sections 5.04(b) or 5.04(c), respectively, the Administrator shall cooperate with the Bond Issuer and take all reasonable steps requested to assist the Bond Issuer in making an orderly transfer of the duties of the Administrator.

Section 5.06 Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Administration Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid:

(a) if to the Bond Issuer, to

TE Funding LLC
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308
Attention:	James W. Burk, Counsel of Record
Facsimile:	(330) 384-3875
Telephone:	(330) 384-5861

(b) if to the Administrator, to

The Toledo Edison Company

76 South Main Street

Akron, Ohio 44308

Attention: James W. Burk, Counsel of Record

Facsimile: (330) 384-3875

Telephone: (330) 384-5861

(c) if to the Bond Trustee, to

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-Mail: melissa.rosal@usbank.com

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, telecopied or hand-delivered to the address of such party as provided above, except that notices to the Bond Trustee are effective only upon receipt.

Section 5.07 Amendments. This Agreement may be amended in writing by the Administrator and the Bond Issuer with the written consent of the Bond Trustee, but without the consent of any of the Bondholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Bond Trustee, adversely affect in any material respect the interests of any Bondholder or Certificateholder.

This Agreement may also be amended in writing from time to time by the Administrator and the Bond Issuer with the written consent of the Bond Trustee and, subject to the first paragraph of this Section 5.07, the written consent of the Holders of Bonds evidencing not less than a majority of the Outstanding Amount of the Bonds of all Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, Phase-In-Recovery Charge Collections without the consent of the Holders of all the outstanding Bonds.

Promptly after the execution of any such amendment and the requisite consents, the Administrator shall furnish a copy of such amendment to the Bond Trustee and each of the Rating Agencies.

Approval by Bondholders of the substance of any proposed amendment or consent shall constitute sufficient consent of the Bondholders pursuant to this Section, and it shall not be necessary that Bondholders approve of the particular form of any amendment or consent.

Prior to its consent to any amendment to this Agreement, the Bond Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement. The Bond Trustee may, but shall not be obligated to, enter into any such amendment which affects the Bond Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 5.08 Successors and Assigns. Except as provided below and in Section 5.17, this Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Bond Issuer and the Bond Trustee and is subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. This Agreement may be assigned by the Administrator without the consent of the Bond Issuer and the Bond Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Bond Issuer and the Bond Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder and the Rating Agency Condition is satisfied. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section 5.09 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Administrator, the Bond Issuer, the Trust, the Bond Trustee, the Bondholders, the Certificate Trustee, the Delaware Trustee and the other Persons expressly referred to herein. The Bondholders shall be entitled to enforce their rights and remedies against the Administrator under this agreement solely through a cause of action brought for their benefit by the Bond Trustee, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Phase-In-Recovery Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein, except for the indemnities specifically provided in Section 5.15. The Persons listed in this section as having the benefit of this Agreement and the indemnified Persons listed in Section 5.15 shall have rights of enforcement with respect to this Agreement.

Section 5.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.11 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 5.12 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 5.13 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.14 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement or the Bond Indenture, but subject to the right of a court of competent jurisdiction to order the sequestration and payment of revenues arising with respect to the Phase-In-Recovery Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the Seller of the Phase-In-Recovery Property pursuant to Section 4928.2310 of the Statute, the Administrator, solely in its capacity as a creditor of the Bond Issuer, shall not, prior to the date which is one year and one day after the termination of the Bond Indenture with respect to the Bond Issuer, petition or otherwise invoke or cause the Bond Issuer or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Bond Issuer or the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Bond Issuer or the Trust or any substantial part of the property of the Bond Issuer or the Trust, or, to the fullest extent permitted by law, ordering the winding up or liquidation of the affairs of the Bond Issuer or the Trust.

Section 5.15 Indemnification. The Administrator shall indemnify the Bond Issuer, the Bond Trustee, the Delaware Trustee, the Certificate Trustee, the Trust, and their respective officers, officials, directors, members, managers, employees and agents (each an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, actions, suits, claims, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any such Person as a result of the Administrator’s willful misconduct or negligence in the performance of its duties or observance of its covenants under this Agreement. The Bondholders shall be entitled to enforce their rights and remedies against the Administrator under this indemnification solely through a cause of action brought for their benefit by the Bond Trustee. The Administrator will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.15, (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding. The indemnification obligations of the Administrator under this Section 5.15 shall survive the termination of this Agreement and the resignation or removal of the Bond Trustee or Certificate Trustee.

Section 5.16 Administrator’s Liability. Except as otherwise provided herein, the Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its members, managers, officers, employees, subsidiaries or affiliates shall be responsible for any action of the Bond Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Bond Issuer (other than the Administrator itself). The Administrator shall not be liable for nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent of the Bond Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Bond Issuer (other than the Administrator itself).

Section 5.17 Collateral Assignment to Bond Trustee. The Administrator hereby acknowledges and consents to the Grant of a security interest and collateral assignment by the Bond Issuer to the Bond Trustee for the benefit of the Bondholders and the Bond Trustee pursuant to the Bond Indenture of all of the Bond Issuer’s rights hereunder and to the Grant of a security interest and collateral assignment by the sole Bondholder to the Certificate Trustee pursuant to the Certificate Indenture for the benefit of the Certificateholders and the Certificate Trustee in all of the Bondholder’s rights in all rights of the Certificate Trustee or the Certificate Issuer, as Holder of the Bonds, in and to this Administration Agreement.

Section 5.18 Rule 17g-5 Compliance. The Administrator agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Administrator to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purposes of determining the initial credit rating of the Bonds and Certificates or undertaking credit rating surveillance of the Bonds and Certificates with any Rating Agency shall be provided, substantially concurrently, to the Servicer for posting on the 17g-5 Website.

IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered under seal as of the day and year first above written.

TE FUNDING LLC, as Bond Issuer

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

THE TOLEDO EDISON COMPANY, as Administrator

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

Signature Page to Administration Agreement